As filed with the Securities and Exchange Commission on March 19, 2003

Registration No. 333-60434

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1605 Curtis Bridge Road

Wilkesboro, North Carolina 28697

(336) 658-5445

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen A. Hellrung

Senior Vice President, General Counsel and Secretary

Lowe’s Companies, Inc.

1605 Curtis Bridge Road

Wilkesboro, North Carolina 28697

(336) 658-5445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lathan M. Ewers, Jr.

Hunton & Williams

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

(804) 788-8269

PURPOSE OF AMENDMENT

Termination of Offering and Removal of Securities from Registration

The Registrant registered $1,005,000,000 aggregate principal amount at maturity in Liquid Yield Option Notes due 2021 under this Registration Statement on Form S-3 (the “Registration Statement”), $888,762,000 of which were sold. The amount of securities under this Registration Statement that remain unsold is $116,238,000.

The offering contemplated by the Registration Statement has terminated. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any of the securities registered under the Registration Statement that remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Wilkes, State of North Carolina, on March 19, 2003.

LOWE’S COMPANIES, INC. (Registrant)

By:	/s/ STEPHEN A. HELLRUNG
Stephen A. Hellrung, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2003.

Name	Title

/s/ ROBERT L. TILLMAN* Robert L. Tillman	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)

/s/ ROBERT F. HULL JR. Robert F. Hull Jr.	Senior Vice President and Chief Financial Officer Director (Principal Financial Officer)

/s/ KENNETH W. BLACK, JR.* Kenneth W. Black, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LEONARD L. BERRY, PH.D.* Leonard L. Berry, Ph.D.	Director

/s/ PETER C. BROWNING* Peter C. Browning	Director

/s/ PAUL FULTON* Paul Fulton	Director

/s/ DAWN HUDSON* Dawn Hudson	Director

/s/ ROBERT A. INGRAM* Robert A. Ingram	Director

/s/ KENNETH D. LEWIS* Kenneth D. Lewis	Director

/s/ RICHARD K. LOCHRIDGE* Richard K. Lochridge	Director

/s/ CLAUDINE B. MALONE* Claudine B. Malone	Director

/s/ THOMAS D. O’MALLEY* Thomas D. O’Malley	Director

/s/ ROBERT G. SCHWARTZ* Robert G. Schwartz	Director

*By:	/s/ STEPHEN A. HELLRUNG
Stephen A. Hellrung Attorney-in-Fact